MASTER VENDOR AGREEMENT
                             -----------------------

      THIS MASTER VENDOR AGREEMENT (the "Agreement") is made this 7th day of January, 2005, by and among KPCCD, INC. ("Purchaser"), NIMESH PATEL, ASHOK PATEL, and KALA PATEL (collectively, the "Sellers") and PRIMA COMMUNICATIONS, INC., a New York corporation (the "Master Vendor").

                                   Background:

      A. Sellers and SmartServ Online, Inc. ("SmartServ") are parties to that certain Stock Purchase Agreement dated as of December 19, 2004 (the "Stock Purchase Agreement"), whereby Sellers are selling to SmartServ, and SmartServ is buying from Master Vendor, the Stock (as defined in the Stock Purchase Agreement) of Purchaser.

      B. Sellers and Purchaser desire that Master Vendor shall sell to Purchaser, and Purchaser shall buy from Master Vendor, the Inventory (hereinafter defined), subject to the terms and conditions set forth in this Agreement.

      C. This Agreement and performance hereunder is a condition precedent to SmartServ's purchase and the Sellers' sale of such Stock, and but for this Agreement SmartServ would not purchase and the Sellers would not sell the Stock and pay or accept the purchase price with respect thereto.

      NOW, THEREFORE, for good and valuable consideration as more fully set forth herein, and intending to be legally bound, Master Vendor and Purchaser hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01. "Forecast" means the forecast of the Requirements during the Term jointly prepared by Master Vendor and SmartServ, which is attached as Exhibit A.

      1.02. "Inventory" means the international long distance prepaid telephone calling cards historically sold by Purchaser.

      1.03. "Master Vendor" has the meaning given to that term in the introduction to this Agreement.

      1.04. "Purchaser" has the meaning given to that term in the introduction to this Agreement.

      1.05. "Requirements" means the Inventory required by Purchaser at any time and from time to time subject to the limitations provided herein and in any event not to exceed the Forecast for any period.

      1.06. "Sellers" has the meaning given to that term in the introduction to this Agreement.

      1.07. "Stock Purchase Agreement" has the meaning given to that term in the Background section of this Agreement.

      1.08. Capitalized terms defined within the text of this Agreement shall have the meanings ascribed to them herein.

                                   ARTICLE II
                                TERM OF AGREEMENT

      2.01. Term. Subject to Section 2.02 hereof, the term of this Agreement shall be and this Agreement shall be effective for a period of one (1) year commencing on the date hereof (the "Term").

      2.02. Early Termination.

            (a) Notwithstanding anything to the contrary set forth herein, if SmartServ or any majority-owned affiliate thereof at any time during the Term receives equity financing in excess of $10,000,000 or closes an acquisition of all or substantially all of the businesses of Telco Group, Inc. and affiliates (either, a "Significant Event"), this Agreement shall automatically terminate thirty (30) days after either such event, and Purchaser shall pay all amounts due Master Vendor hereunder at such time of termination, and shall purchase from Master Vendor and pay for all Inventory which Master Vendor at such time is holding for future sale to KPCCD and all Inventory which Master Vendor at such time has under legally binding order with its suppliers (collectively, the "Additional Inventory").

            (b) If at the end of nine (9) months from the date hereof a Significant Event has not occurred, SmartServ shall provide to Master Vendor and its principals promptly, and in no event more than ten (10) business days after such date, its business plan for the next twelve (12) months specifically addressing, among other things, the payment to Master Vendor of all amounts outstanding under this Agreement. If Master Vendor is not satisfied with the business plan and the proposed arrangement for payment to it of all amounts then due hereunder, in its sole and absolute discretion, Master Vendor shall have the right to terminate this Agreement upon thirty (30) days prior written notice to KPCCD. Notwithstanding anything to the contrary contained herein, upon the effective date of such termination, Master Vendor shall be paid all amounts outstanding hereunder and shall purchase from Master Vendor and pay for the Additional Inventory.

            (c) This Agreement shall also terminate immediately and all amounts outstanding hereunder shall be paid in full upon the termination of employment of Nimesh Patel or Kala Patel for any reason (except upon a voluntary termination of employment by Nimesh Patel or Kala Patel).

            (d) KPCCD may terminate this Agreement at any time upon five (5) days prior written notice to Master Vendor, provided, at the effective time of such termination KPCCD shall pay to Master Vendor all amounts outstanding hereunder and shall purchase from Master Vendor and pay for the Additional Inventory.

      2.03. Transition.

            (a) If a Significant Event shall have occurred and Master Vendor shall have been paid in full for all amounts outstanding hereunder, commencing at least thirty (30) days prior to expiration of the Term (or upon notice of an early termination under Section 2.02(d) above, as the case may be) Master Vendor shall take all necessary steps to transfer to Purchaser the vendor and supplier relationships of Master Vendor covering the Inventory, and shall transfer all related written information which may be useful or necessary to Purchaser, in order to allow Purchaser to possess such relationships after expiration of this Agreement and purchase its ongoing inventory requirements directly from such vendors and suppliers.

            (b) If a Significant Event shall not have occurred (except upon an early termination under Section 2.02(d)), Master Vendor shall only be required to provide to Purchaser the names and contact information for its vendors and suppliers and Master Vendor shall not be prohibited from using such information for its own benefit or the benefit of any of its affiliates.

                                   ARTICLE III
                         SALE AND PURCHASE OF INVENTORY

      3.01. Agreement to Sell and Purchase Inventory. Subject to Section 3.03 hereof, Master Vendor shall sell to Purchaser all of Purchaser's Requirements of Inventory in accordance with the Forecast.

      3.02. Quantity.

            (a) On or before the date hereof, Sellers and Master Vendor have provided Purchaser with the Forecast of Inventory that will be needed by Purchaser during the Term; it being understood that Sellers have owned and operated Purchaser and Purchaser is relying on Seller's expertise in preparing the forecast.

            (b) As orders from Purchaser's customers are received by Purchaser, purchase orders will be placed with Master Vendor by Purchaser, and Master Vendor will at the same time issue its invoice to Purchaser and deliver the applicable Inventory to Purchaser.

            (c) To permit Master Vendor to plan for efficient operations, Purchaser will provide to Master Vendor an updated Forecast of the Requirements on a rolling monthly basis for the following three (3) month period, which updated Forecast, to the extent it calls for an increase in the Forecast, shall be subject to acceptance by Master Vendor. Purchaser shall not be required to provide such updated Forecast for the first month following the date hereof. Sellers shall be responsible and take such actions to ensure that Master Vendor will be able to furnish Purchaser the Inventory to fulfill its obligations hereunder in accordance with the Forecast.

                                   ARTICLE IV
                            PAYMENT OF PURCHASE PRICE

      4.01. Purchase Price. The purchase price for the Inventory (the "Purchase Price") shall be an amount equal to the actual price paid by Master Vendor for the Inventory plus all related costs, fees and expenses relating thereto, including, without limitation, all shipping charges, taxes and insurance with respect thereto, and giving effect to all allowances, rebates and discounts provided to Master Vendor by its suppliers. Upon Purchaser's request, Master Vendor shall provide Purchaser with copies of invoices and other related documentation from Master Vendor's suppliers with respect to the foregoing.

      4.02. Time of Payment. Except as provided in Section 4.03, Purchaser shall pay Master Vendor for Inventory within two (2) business days after Purchaser receives payment therefor from its customer.

      4.03. Positive Cash Flow. If Purchaser at any time does not have positive cash flow basis, Purchaser may withhold payments of the Purchase Price in an amount equal to the deficit in cash flow until such time as Purchaser has positive cash flow; provided, the maximum dollar amount which may be withheld by Purchaser hereunder shall be $ 150,000.00. By way of example, if Purchaser owes Master Vendor $500,000, and has sold and collected $510,000 but has paid expenses (or has expenses then immediately payable) of $20,000, Purchaser will be deemed to have negative cash flow and will pay $490,000 to the Master Vendor and defer the difference of $10,000 until Purchaser ahs sufficient positive cash flow. Purchaser and Seller shall jointly reconcile cash flow on a weekly basis.

                                   ARTICLE V
                                 DELIVERY TERMS

      5.01. Delivery. Master Vendor shall deliver the Inventory at Purchaser's place of business against presentation of written invoices therefore.

      5.02. Risk of Loss. Master Vendor assumes all risk of loss or damage to Inventory until the delivery of the Inventory to Purchaser. Master Vendor, in its sole discretion and at its sole cost and expense, may maintain insurance on the Inventory in such amounts as Master Vendor deems necessary.

      5.03. Purchase Orders and Invoices. Purchase orders and corresponding invoices shall clearly identify the product sold, quantity and item pricing. The Inventory delivered by Master Vendor shall conform to the quantity and description set forth on the Purchase Order. The invoice must be delivered to Purchaser concurrently with the delivery of goods to Purchaser. It is understood and agreed that Master Vendor and Purchaser will be conducting business from the same facility located in Jackson Heights, New York.

      5.04. Defective and Non-Conforming Goods; Customer Returns; and Credits.

            5.04.1 Purchaser shall accept returns of defective and
                   non-conforming product from its customers in accordance with the historic practices of KPCCD prior to the date hereof.

            5.04.2 Master Vendor shall accept returns of all such defective and non-conforming products from Purchaser and shall issue a credit for the full purchase price paid therefore.

                                   ARTICLE VI
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      6.01. Representations, Warranties and Covenants of Master Vendor. Master Vendor hereby represents, warrants and covenants to Purchaser as follows:

            (a) Title. Master Vendor represents and warrants that it will transfer to Purchaser good title to the Inventory, subject to no liens, claims, security interests, pledges, hypothecations or other encumbrances or charges. Master Vendor represents and warrants that it has full power and legal capacity to execute and deliver this Agreement and to perform its obligations pursuant to the terms of this Agreement.

            (b) Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not, and will not, violate, conflict with, or result in a breach of, or default under, any agreement, indenture or other instrument, or any order or decree of any court or other governmental body, to which Master Vendor is a party or by which Master Vendor or any of its assets or properties, including without limitation the Inventory, is bound.

            (c) Warranties. Purchaser will make the warranties to its customers with respect to the Inventory in accordance with the historic practices of Purchaser prior to the date hereof, and Master Vendor shall make those same warranties to Purchaser hereunder with respect to the Inventory.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.01. Entire Agreement. This Agreement and the Stock Purchase Agreement and Employment Agreements with Nimesh Patel and Kala Patel constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, arrangements, and understandings with respect thereto.

      7.02. Amendment. This Agreement may be modified, amended, superseded, or canceled only by a written instrument signed by each of the parties hereto and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party to be bound by any such waiver.

      7.03. Severability. If a court of competent jurisdiction holds that there is a conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      7.04. Headings. The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      7.05. Counterparts. This Agreement may be executed in several counterparts and all such counterparts so executed shall constitute one agreement, binding on all of the parties hereto.

      7.06. Successors. Neither party may transfer or assign this Agreement or any part hereof (by operation of law or otherwise) without the prior written consent of the other party, and any such attempted transfer or assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assignees or successors in interest. An assigning party shall continue to be bound to all of its obligations under this Agreement.

      7.07. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (i) if delivered personally or sent by facsimile transmission (and a copy sent by mail), on the date given, (ii) if delivered by a courier express delivery service, on the date of delivery, or (iii) if by certified or registered mail, postage prepaid, return receipt requested, three (3) days after mailing to the parties (or their successors in interest or their assignees) at the addresses set forth in the Purchase Agreement, or at such other address as such party may designate by written notice in the manner aforesaid.

      7.08. Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of New York, without regard to any principles of conflicts of law.

      7.09. Choice of Venue; Consent to Jurisdiction. In any action brought by SmartServ in connection with a matter arising out of or relating to this Agreement, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of New York, and the United States District Court for the Eastern District of New York. In any action brought by any party other than SmartServ in connection with a matter arising out of or relating to this Agreement, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania, and the United States District Court for the Eastern District of Pennsylvania.

      7.10. Waiver. The waiver by any of the parties, express or implied, of any right under this Agreement or with respect to any failure to perform under or breach of this Agreement by the other party, shall not constitute or be deemed a waiver of any other right under this Agreement or of any other failure to perform under or breach of this Agreement by the other party, whether of a similar or dissimilar nature.

      7.11. Force Majeure. Neither party to this Agreement shall be liable to the other party for any loss, injury, delay, damages or other casualty suffered or incurred by such other party due to riots, storms, fires, earthquakes, floods, explosions, acts of God, war, governmental action, insurrection, or any other similar cause which is beyond the reasonable control of such party. Any such failure or delay by either party in the performance of any obligations under this Agreement due to one or more of the foregoing causes shall not be considered to be a breach of this Agreement. Any such failure or delay under this section which lasts longer than sixty (60) days shall be grounds for either party to terminate this Agreement without any penalty.

      7.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first written above.

                                    KPCCD, INC.



                                    By:/s/ Nimesh N. Patel
                                    --------------------------------------------
                                    Name:  Nimesh N. Patel
                                    Title:  Vice President



                                    /s/ Nimesh Patel
                                    --------------------------------------------
                                    NIMESH PATEL



                                    /s/ Ashok Patel
                                    --------------------------------------------
                                    ASHOK PATEL



                                    /s/ Kala Patel
                                    --------------------------------------------
                                    KALA PATEL

GUARANTEED BY:

SMARTSERV ONLINE, INC.


By:/s/ Robert M. Pons
---------------------------
Robert M. Pons, President

                                    Exhibit A

                                    Forecast

                                  See attached.